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ENERGY FACTOR

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Title: MIT’s Drake Hernandez sees a future with hydrogen solutions

Exploring potential energy solutions through systems modeling

First-generation college graduate Drake Hernandez is clearing a path for young engineers looking to enter the ever-changing energy industry, while also finding the way to achieve a lower-carbon future.

Raised 15 miles from ExxonMobil’s chemical plant in Beaumont, Texas, Drake never thought he’d work in the energy industry that surrounded his hometown. But today, he is a graduate student at the Massachusetts Institute of Technology (MIT). Drake’s research includes assisting a team with the development of a tool known as Sustainable Energy System Analysis Modeling, or SESAME. The tool can project the net emissions of different energy solutions and the costs associated with deploying cutting-edge energy technologies. Specifically within this tool, Drake analyzes the hydrogen value chain and regulations surrounding the emerging hydrogen market.

Hydrogen fuel, an energy carrier derived from either natural gas or splitting water molecules, has the potential to help industrial processes achieve lower emissions, power commercial vehicles at scale, and heat homes without producing any carbon emissions.

Drake recently co-led the planning and execution of the MIT Energy Conference, a three-day virtual event that drew over 800 attendees who ranged from students to energy sector executives. Joined by leading voices from academia, industry, and public service — including former Secretary of Energy, Ernst Moniz and former U.S. Senator from North Dakota, Heidi Heitkamp — the conference explored the progress and challenges of navigating the energy transition. Vice President of ExxonMobil R&D, Vijay Swarup, also participated on a panel.

Drake took time from this work to talk about his perspective on hydrogen technology and how it may play a role in an alternative energy mosaic to reduce emissions in the future.

The future of hydrogen energy: A Q&A with Drake Hernandez

Energy Factor (EF): Thank you, Drake, for taking the time to talk to us today.

Drake Hernandez (DH): Of course. Thank you for having me.

EF: What initially drew you to the energy industry?

DH: I grew up in a small town called Groves, Texas, which is really not far from Exxon’s Beaumont plant. I spent 18 years there amidst the lights of refineries and chemical plants, but, ultimately, I ended up at the University of Texas at Austin (UT) – dubbed the “energy university.” Energy was ubiquitous there, so I really fell into it.

I am a first-generation college student. I wanted to explore beyond my hometown after graduating high school. I was fortunate to receive a scholarship to UT, so I found my way up to Austin. I guess I wasn’t done running yet, because I then went up to Boston and worked there for a couple years as a consultant in the energy sector before moving even farther north, if you will, just across the river to Cambridge.

At the end of the day, energy touches everything, and it was the area where I thought I could have the most impact. Going into school as a mechanical engineer, I initially thought I wanted to design golf clubs for a living, but I quickly realized that I wanted to do something that had a bit more impact for human beings and society at large.

EF: The energy sector is in a period of transition right now. As a young engineer, do you see a way to deliver more energy with fewer emissions?

DH: I’m a graduate student at MIT now with the MIT Energy Initiative (MITEI) and what that means is I am inherently a techno-optimist.

You’re absolutely right, we are going to have to provide more energy while simultaneously curbing emissions.

Technological advances working alongside strategically-designed policy and regulatory measures are going to be critical to meeting this goal.

EF: Can you talk a bit about your work with the life cycle assessment tool? Why is it particularly important for decision makers today?

DH: Yeah. The tool you’re referring to is the Sustainable Energy System Analysis Modeling Environment, or SESAME. This is a tool that’s been developed to analyze the life cycle emissions associated with any energy pathway and is currently being expanded to evaluate cost impacts associated with each of these pathways.

First, SESAME can model emissions reductions associated with deploying certain technologies. For example, if you’re thinking, “Alright, I’m making investments in new energy technologies. What does this actually mean from a carbon emissions perspective?” Then, it’s likely that you’ll want to compare, for instance, the carbon intensity of producing one kilowatt-hour of electricity from wind power, to the carbon intensity of producing one kilowatt-hour from natural gas. It’s critical to have a tool like this, especially in the hands of policy makers or investors these days, as they seek a better understanding of how to achieve their environmental or sustainability goals.

The next aspect of SESAME is the cost analysis portion. So now, not only do you have the projected carbon emissions associated with a specific energy system, but also the economic implications. This is going to be critical. In concert with the actual carbon emissions data, the economic analyses of this tool will yield a very powerful framework that’s hopefully used around the world as people look to eliminate emissions from their energy systems.

EF: And what got you interested in hydrogen specifically?

DH: Hydrogen has numerous applications within the energy space. It can serve to reduce emissions in a wide variety of sectors within our economy. However, it’s important to realize the production of hydrogen is not necessarily clean today. Lower-carbon hydrogen production technologies — like electrolyzers, which split water molecules into pure hydrogen and oxygen, or pairing carbon capture with steam methane reforming assets solutions — are going to be important and it’s going to take all of these different technologies working in concert to achieve the transformative effort. The development of a hydrogen market could also drive the new business models. And I personally think that this will drive cost reductions. And, as hydrogen becomes cheaper, it’s going to become more economically competitive for a number of end uses.

EF: What do you think the public should know about hydrogen as an energy source?

DH: The key takeaway is that hydrogen is not a silver bullet. Especially over the last year or so, there’s been a big hype wave around hydrogen where people think it can solve everything; but it shouldn’t be thought of that way. You should be using it strategically, because it is a valuable resource.

There are definitely going to be applications where hydrogen is the best and most cost-effective way to reduce emissions and the best application for a particular end use. However, it’s not meant to be used everywhere.

EF: That said, can you give an estimated guess as to how long it could take before hydrogen becomes a force on the energy market?

DH: I’m going to give the classic economist answer which is, it depends. One of my other key areas of research focuses on regulatory issues that need to be addressed before hydrogen pipelines are developed en masse in the U.S.

There are a few hydrogen pipelines that have been developed in the Gulf Coast area, connecting refineries and chemical plants. But if you get this pipeline infrastructure built out on a larger scale, realistically, your delivered cost of hydrogen is going to decrease quite substantially. So I think regulation is going to be the driver of market development.

EF: By “regulation” you mean infrastructure and national support for it?

DH: Exactly. When you look at building a natural gas pipeline in the US right now, there’s a defined process associated with developing the infrastructure and there’s a regulatory accounting framework. No such process exists for hydrogen infrastructure today because it is so new and it’s a fundamentally different energy commodity. My Master’s thesis is focused substantially on this. In particular, I evaluate different regulatory frameworks the federal government could pursue to stimulate investment in interstate hydrogen transmission infrastructure.

EF: Finally, with everything that you’ve seen and all the work that you’re doing, where would you like to be in 10 years, professionally?

DH: I just want to have an impact. We’re in a critical time right now as a species, traversing the energy transition with a massive capital deployment between now and 2050. At this point, I’m just trying to do whatever I can to be an element for positive change in driving carbon reduction, be that working for an energy company as they develop corporate strategies or working for governments as they look to develop and design markets for electric power or hydrogen or whatever around the world to enable this effort.

EF: Lots of exciting and significant challenges, I would say. Thank you very much.

Learn more about the renewable energy landscape and how ExxonMobil is positioning for a lower-carbon future.

EF NEWSLETTER

EF Newsletter Copy (220-250 characters)

MIT techno-economist, Drake Hernandez, sits down with Energy Factor to discuss the future of hydrogen energy and lower-carbon solutions. The Texas native discusses his education, career, and why he’s optimistic about the future of energy.

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Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.

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